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                                  EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Habersham Bancorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, and 333-48507 on Form S-8 and Registration
Statement No. 333-18023 on Form S-3 of Habersham Bancorp of our report dated January 23, 2004, with respect to the consolidated balance sheets of Habersham Bancorp and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual report on Form 10-K of Habersham Bancorp. Our report refers to changes in the methods of accounting for goodwill in 2002 and for derivative instruments and hedging activities in 2001.

                                                  /s/ KPMG LLP
                                                  ------------------------------
                                                  KPMG LLP
Atlanta Georgia
March 30, 2004